UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2017

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 21, 2017, Global Eagle Entertainment Inc. (“we” or the “Company”) issued a press release (the “Press Release”) announcing its preliminary estimate of revenue results for the full-year period ended December 31, 2016. We have furnished herewith as Exhibit 99.1 a copy of the Press Release.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s Board of Directors (the “Board”) has appointed Jeffrey A. Leddy to serve as the Company’s Chief Executive Officer and as interim principal financial officer effective February 21, 2017. Mr. Leddy replaces David M. Davis, who on February 17, 2017 delivered notice of his resignation as Chief Executive Officer and as a member of our Board effective February 20, 2017. Mr. Leddy also replaces, on an interim basis, Tom Severson (the Company’s former Chief Financial Officer), who resigned from the Company on February 20, 2017. Messrs. Davis’s and Severson’s resignations are not due to any disagreement with the Company.

Jeffrey A. Leddy, 61, joined our Board in January 2013 and will continue to serve on our Board while Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Mr. Leddy served on our Board’s Audit Committee and as the Chair of its Compensation Committee. Mr. Leddy previously served as Chief Executive Officer of Verizon Telematics, Inc. (f/k/a Hughes Telematics, Inc. prior to its acquisition by Verizon Communications, Inc. in July 2012) from December 2006 until January 2015 and has served as a member of its board of directors since March 2006. From 2005 to 2011, Mr. Leddy served on the board of directors of Hughes Communications, Inc. and Hughes Systique Corporation and on the board of managers of Hughes Network Systems, LLC. From April 2003 through December 2006, Mr. Leddy served as Chief Executive Officer and President of SkyTerra Communications, Inc. and on its board of directors from 2006 to 2008. Prior to becoming Skyterra’s Chief Executive Officer, Mr. Leddy also served in the roles of President and Chief Operating Officer and Senior Vice President of Operations for that company. Mr. Leddy received his bachelor’s degree in Physics from the Georgia Institute of Technology and a master’s degree in Electrical Engineering from Stanford University.

Leddy Employment Agreement

The Company and Mr. Leddy entered into an employment agreement (the “Employment Agreement”) dated February 21, 2017, with his employment to commence on the same date (the “Employment Commencement Date”).

The Employment Agreement provides for the following:

•	Initial Base Salary. Mr. Leddy will receive an initial annual base salary of $625,000.

•	Annual Incentive Plan Performance Bonus. Mr. Leddy will be eligible for an annual performance bonus under the Company’s Annual Incentive Plan with an initial target of 100% of his annual base salary.

•	Signing Bonus. Mr. Leddy will receive a non-qualified stock option to purchase 350,000 shares of the Company’s common stock (the “Signing Bonus”), with an exercise price equal to the closing price of the Company’s common stock on February 17, 2017, the date on which our Board’s Compensation Committee approved the Signing Bonus. This Signing Bonus and the Initial Equity Grants described below are granted subject to the condition subsequent that the Company’s stockholders approve a new equity incentive plan at the Company’s 2017 annual stockholders’ meeting. The Signing Bonus will be fully vested at issuance.

•	Initial Equity Grants. In addition to the Signing Bonus, Mr. Leddy will receive the following initial equity awards:

•	Stock Option.

•	A “time-vesting” non-qualified stock option to purchase 650,000 shares of the Company’s common stock (the “Initial Option Award”), with an exercise price equal to the closing price of the Company’s common stock on February 17, 2017, the date on which our Board’s Compensation Committee approved the Initial Option Award. The Initial Option Award vests in equal monthly installments commencing on the Employment Commencement Date over the following three years (subject to Continuous Service (as described below) through each vesting date).

•	If the Company terminates Mr. Leddy’s Continuous Service without “cause” (as defined in his Employment Agreement), then all outstanding unvested options subject to the Initial Option Award will immediately and automatically vest upon the termination date.

•	RSUs.

•	“Time-vesting” restricted stock units representing 200,000 shares of the Company’s common stock (the “Initial RSU Award”). The Initial RSU Award will vest in three equal annual installments, with the first installment vesting on February 21, 2018 and the remaining installments vesting annually thereafter (subject to Continuous Service through each vesting date).

•	If the Company terminates Mr. Leddy’s Continuous Service without “cause” then all outstanding and unvested restricted stock units subject to the Initial RSU Award will immediately and automatically vest upon the termination date.

•	“Continuous Service.” For purposes of his Employment Agreement, “Continuous Service” means any period during which Mr. Leddy is serving as either an employee of the Company or a member of the Company’s Board (whether as an outside director or an employee director), and Continuous Service shall not be deemed to have terminated for so long as he is serving in either capacity.

•	Option Exercise Period following a Termination without Cause. If the Company terminates Mr. Leddy’s Continuous Service without cause, he will be entitled—for a period of up to 12 months following the termination date—to exercise any portion of his Signing Bonus or Initial Option Award that has vested as of the termination date.

•	Severance Protection. Mr. Leddy will be eligible to participate in any Company severance plan on the same terms available to other members of the Company’s Executive Leadership Team.

Mr. Leddy is also party to a customary indemnity agreement that the Company enters into with its directors and executive officers. Except for the foregoing agreements, there are no arrangements or understandings with the Company pursuant to which Mr. Leddy was appointed as its Chief Executive Officer or interim principal financial officer. There are no family relationships between Mr. Leddy and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer.

Davis Separation Agreement and Consulting Agreement

In connection with Mr. Davis’s resignation, the Company and Mr. Davis have entered into a Waiver of Claims, General Release and Non-Solicitation Agreement dated February 20, 2017 (the “Davis Separation Agreement”) and a Consulting Agreement dated February 21, 2017 (the “Consulting Agreement”).

In consideration for Mr. Davis’s general release of claims and compliance with non-solicitation and other covenants under the Davis Separation Agreement, the Company will pay Mr. Davis a lump-sum cash payment of $1,093,750, which is equal to 175% of his current base salary. In addition, the Company will pay Mr. Davis his “actual” full-year bonus (if any) under the Company’s Annual Incentive Plan that he would have earned for the 2016 performance year if he had remained employed with the Company through the payment date thereof. Mr. Davis will have until the one-year anniversary of the end of his Consulting Period (as described below) to exercise any vested Company stock options that he holds as of such end date.

Under the Consulting Agreement, the Company will pay Mr. Davis a fee of $50,000 per month for three months for advisory and consulting services, commencing February 21, 2017. The Company or Mr. Davis may elect to terminate these services earlier for any reason, but if the Company terminates the services without cause prior to the end of the three-month consulting period, then the Company must pay Mr. Davis an amount equal to $150,000, less any fees already paid to Mr. Davis for his services. We refer to the period during which Mr. Davis renders these services as the “Consulting Period.” Mr. Davis’s advisory and consulting services will constitute “employment,” “continuous employment” and “continued employment” for vesting purposes for any unvested equity of the Company that he held on his employment resignation date, such that vesting thereon shall continue for the duration of the Consulting Period as if Mr. Davis had remained an employee of the Company during that period. If the Company terminates Mr. Davis’s services without cause prior to the end of the three-month consulting period, any unvested equity of the Company that he held on his employment resignation date shall continue to vest as if Mr. Davis had remained an employee of the Company during the full three-month consulting period.

Severson Separation Agreement

In connection with Mr. Severson’s resignation, the Company and Mr. Severson have entered into a Waiver of Claims and General Release Agreement dated February 20, 2017 (the “Severson Separation Agreement”). Under the Severson Separation Agreement, the Company will pay Mr. Severson in accordance with the “severance pay” protections of his employment agreement as if the Company had terminated his employment without cause. We have described these protections in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2016, which description we incorporate by reference herein.

We qualify the foregoing summaries of the Employment Agreement, the Davis Separation Agreement, the Consulting Agreement and the Severson Separation Agreement by reference to the actual agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

We incorporate by reference herein the Press Release (attached as Exhibit 99.1) announcing the director and executive officer changes set forth in Item 5.02 above and our preliminary estimate of revenue for the year ended December 31, 2016 set forth in Item 2.02 above.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Jeffrey A. Leddy
Name: Jeffrey A. Leddy
Title: Chief Executive Officer

Dated: February 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 21, 2017, between the Company and Jeffrey A. Leddy.

10.2	Waiver of Claims, General Release and Non-Solicitation Agreement, dated February 20, 2017, between the Company and David M. Davis.

10.3	Consulting Agreement, dated as of February 21, 2017, between the Company and David M. Davis.

10.4	Waiver of Claims and General Release Agreement, dated February 20, 2017, between the Company and Tom Severson.

99.1	Press Release, dated February 21, 2017.